                                        EX 10.74.1
                  PURCHASE AND SALE AGREEMENT
                          (Danville, Illinois)


     THIS AGREEMENT is dated for reference purposes only as of the 14th day of October, 1996 and is by and between SOUTH BAY PARTNERS, INC., a Texas corporation, or its assignee ("Purchaser"), and ELKS LODGE NO. 332,
BPOE, an Illinois corporation ("Seller").

                       RECITALS

     A. Seller is the owner of a certain parcel of real property located in Danville, Illinois.

     B. Purchaser is interested in purchasing the real property owned by Seller on the terms and conditions specified herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                       AGREEMENT

1. PURCHASE AND SALE.

     On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller, the following:

     a. REAL PROPERTY. The undeveloped real property located at 332 E. Liberty Lane, in the City of Danville, State of Illinois, and consisting of (i) approximately 6.3 acres as legally described on Exhibit A attached hereto, and (ii) all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the same, to the center line thereof(collectively the Real Property ); and

     b. PROPERTY RIGHTS. All contract rights, surveys, blue prints, studies, and other work in progress relating to any proposed development of the Real
     Property, and all licenses, permits, approvals and all other entitlements, rights or privileges appurtenant to or held by Seller in connection with, the Real Property and/or any proposed development thereof (collectively, the "Property
     Rights").

      The Real Property and the Property Rights are sometimes collectively referred to herein as the "Property".

2. PURCHASE PRICE.

     The purchase price for the Property shall be Eighty Thousand and No/100 Dollars ($80,000.00), payable as follows:

     a. EARNEST MONEY DEPOSIT. Five Thousand and no/100
     Dollars ($5,000.00) upon mutual execution of this Agreement (the "Earnest Money), which shall be delivered in the form of a check made payable to Partners Title Company, located at 712 Main
     Street, Suite 2000, Houston, Texas 77002, Attn. :
     Ms. Karen Highfield ("Escrow Agent"). All such funds shall be held by Escrow Agent in an interest bearing escrow account. The Earnest Money and any accrued interest thereon shall be applied against the purchase price at Closing or remitted to Seller or Purchaser, as appropriate, in accordance with the provisions of Paragraph 16 below; and

     b. BALANCE OF PURCHASE PRICE. The balance of the purchase price shall be paid at the time of Closing by wire transfer, cashier's check or other certified funds.

3. CLOSING.

     Provided that the conditions to Closing set forth in Paragraphs 12 and 13 have been satisfied or waived in writing by the party for whom the condition exists, closing of the purchase of the Property shall occur on the date forty-five (45) days following the expiration of the Feasibility Period (as defined below) (the
"Closing Date") at such time and place as may be mutually agreed upon by Seller and Purchaser. In the event the scheduled Closing Date falls on a Saturday, Sunday or a legal holiday, the Closing Date shall be the next business day thereafter. Time is of the essence.

4.  CONVEYANCES.

     At Closing, Seller shall convey the Real Property to Purchaser by general warranty deed, in form and substance acceptable to Purchaser. Title to the Real
Property shall be conveyed free and clear of all liens or encumbrances other than those approved by Purchaser pursuant to Paragraph 12.c.

5. CLOSING COSTS AND PRORATIONS.

     At Closing, Seller and Purchaser shall be responsible for the following costs and prorations:

     a. TRANSFER TAXES. Seller shall pay any state or county transfer taxes due and payable as a result of the sale of the Property.

     b.   RECORDING FEES. Purchaser shall pay any
     recording fees assessed with respect to the recordation of the conveyance deed provided for herein.

     c. ATTORNEY'S FEES. Seller and Purchaser shall each pay their own attorneys fees and costs, if any.

     d. ESCROW FEES. Seller and Purchaser shall each pay one-half of all escrow fees.

     e. REAL PROPERTY TAXES. Real property taxes and assessments with respect to the Real Property shall be prorated as of the Closing Date, with Seller responsible for any such taxes and assessments which relate to the period prior to the Closing Date, regardless of when payment therefor is due and with Purchaser responsible for any such taxes and assessments which relate to the period from and after the Closing Date.

     f. TITLE INSURANCE AND SURVEY. Seller shall pay for the cost of the premium for the Title Policy
     (as that term is defined below), and Seller shall pay the cost of the Survey required to be delivered to Purchaser as provided herein, subject, however, to the right to reimbursement for Survey costs as provided for in Section 16. e.
     below.

     In the event any prorations between the parties at the time of Closing is made on the basis of incomplete, incorrect, estimated or preliminary information then, as a matter which shall survive the Closing, the parties agree to re-adjust and re-apportion such costs following the Closing promptly upon receipt of complete, correct or final information, which is verified by both parties.

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

6.  POSSESSION.

     At Closing, Purchaser shall be entitled to possession of the Real Property free and clear of all tenancies.

7. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller does hereby represent and warrant to Purchaser as follows:

     a. AUTHORITY. Seller has full power and authority to enter into this Agreement and to carry out the terms hereof and the consummation of the transaction provided for herein does not violate
     Seller's articles of incorporation or bylaws nor any law, regulation, court order, mortgage, deed of trust, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is a party or by which its assets may be bound or affected. This Agreement is valid, binding and enforceable as against Seller in accordance with its terms, except as such enforceability may be affected by bankruptcy, receivership or creditors' rights laws generally.

     b. HEALTH AND SAFETY. Seller has not received any written notification from the Department of Building and Safety, Health Department, or such other City, County or State authority having jurisdiction over the Real Property, requiring any work to be performed or affecting the Real
     Property or indicating any intent to condemn the Real Property or any portion of the Real Property.

     c. TITLE. Seller has good fee simple marketable title to the Real Property, which title as of the Closing Date, will be free and clear of all liens and encumbrances other than those approved by Purchaser pursuant to Paragraph 12.c.

     d. TAXES AND TAX RETURNS. All tax returns and related filings of any kind required to be filed by Seller prior to the Closing Date with respect to its ownership of the Real Property have been properly completed and timely filed in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by Seller have been, or as of the Closing
     Date, will be timely paid.

     e. LITIGATION. There is no litigation,
     investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller which is material to the Real Property or this Agreement. In the event that a lien, claim, or cause of action affecting the Real Property should arise prior to the Closing, and Purchaser elects not to terminate this Agreement as a result thereof, Seller, at its sole cost and expense, shall indemnify, defend and hold the Purchaser harmless therefrom, including without limitation, reasonable attorney's fees, costs and expenses.

     f. ENVIRONMENTAL MATTERS. Except in accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the "Environmental
     Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances) and except as disclosed in any environmental reports delivered to or obtained by Purchaser, Seller has not released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the

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

     Real Property. Seller further represents and warrants that: (i) no hazardous materials, substances or wastes are located on the Real
     Property or have been released into the
     environment or discharged, placed or disposed of in, on or under the Real Property, (ii) no underground storage tanks are or have been located on the Real Property, (iii) the Real Property has never been used as a dump for waste material, and
     (iv) the Real Property and its prior uses comply with, and at all times have complied with, all Environmental Laws.

     g.  UTILITIES. All utilities necessary for
     Purchaser's intended development and operation at the Property are available to the Property and are located within five (5) feet of the property line.

     h. SPECIAL ASSESSMENTS. Seller has received no notice and has no knowledge of any pending special assessments to be made against the Real Property by any governmental authority.

     i. TENANCIES. As of the date of this Agreement, none of the Real Property is under lease to any person, firm, or entity; and, no oral or written agreements have been entered into by Seller which commit to lease all or any portion of the Real
     Property subsequent to the date of this Agreement.
     To the best of Seller's knowledge, there is no adverse possession of all or any part of the Real
     Property.

     j. MECHANIC'S LIENS. There are no unpaid bills or claims in connection with any construction or other work performed on the Real Property nor shall there be any on the date of Closing. Seller shall satisfy any and all mechanic's or materialmen's liens filed against the Real
     Property, or any part thereof, on or prior to Closing and shall indemnify and hold harmless and protect the Purchaser from any and all loss from any such liens.

8, REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser does hereby represent and warrant to Seller as follows:


     a. STATUS. Purchaser is a corporation duly organized and validly existing under the laws of the state of Texas and is in good standing thereunder.

     b. AUTHORITY. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and the same do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's Articles of Incorporation or By-laws or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound or affected. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be affected by bankruptcy, receivership or creditors' rights laws generally.

     c. LITIGATION. There is no litigation,
     investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder.

9. COVENANTS OF SELLER.

     Seller does hereby covenant and agree as follows:

     a. PRE-CLOSING. Between the date hereof and the Closing Date, Seller will:

          (i) at Seller's sole cost and expense and as soon as practicable but in no event later than fifteen (15) days following the mutual execution of this Agreement, cause a surveyor acceptable to Purchaser (the "Surveyor") to prepare and deliver to Purchaser (with a copy to Purchaser's counsel) an ALTA/ACSM survey of the Real Property reflecting the size and dimensions of the Real
     Property Plan and meeting the requirements set forth below (the "Survey"). The Survey shall show thereon: (a) the location of all boundaries, existing fences, all easements, pipelines, rights-of way, and roads which are of record or visible on the ground, (b) whether any of the Real
     Property lies within a 100 year flood plain or any special flood hazard area as designated by any governmental agency, (c) the number of acres and net square footage contained within the boundaries of the Real Property, (d) the location and dimensions of any protrusions from and encroachments on the Real Property; (e) the location of all public roads or highways adjacent to the Real Property and (f) such other matters as shall be required by the Title Company for the issuance of the Title Policy. The Survey shall be certified to the Purchaser, Seller, and the Title
     Company. The Surveyor shall include in its certification its Registration Number, address, telephone number, the job number and that the Survey meets all ALTA/ACSM requirements and that the Survey was made on the ground as per the field notes shown thereon and that, except as shown thereon, there are no visible easements, rights-of way, party walls, conflicts, or visible encroachments by any improvements onto an easement or neighboring property or by any improvements on adjoining property onto the Real Property and that the Real Property has direct access to all adjacent public sheets;

          (ii) as soon as practicable but in no event later than fifteen (15) days following the mutual execution of this Agreement, provide Purchaser with copies of the following documents relating to the Real Property to the extent the same are in Seller's possession or reasonable control ( collectively, the "Property Documents"): all permits, licenses, and other governmental approvals and entitlements relating to the use and/or development of the Real Property, all reports, studies and investigations performed at the Real Property, including all architectural drawings, plans and specifications, environmental reports, structural reports and geological reports, existing surveys of the Real Property, wetland reports, soils reports, engineering tests and reports, and appraisals prepared for the Real
     Property and all other books and records relating to any work performed in connection with any proposed development of the Real Property;

          (iii) satisfy and discharge all liens against the Property, other than those approved by Purchaser pursuant to Paragraph 12.c.;

          (iv) file all tax returns, reports and
     filings required to be filed by Seller and timely pay all taxes or other obligations which are due and payable with respect to the Property; and

          (v) not take any action inconsistent with its obligations hereunder.

     b. CLOSING. On the Closing Date, Seller agrees to:

          (i) execute and deliver to Purchaser the general warranty deed described in Paragraph 4 and such other instruments as shall be necessary to transfer the Property to Purchaser, including but not limited to an affidavit of Non-Foreign Status pursuant to Section 1445 of the Internal Revenue
     Code of 1986, as amended; and

          (ii) pay any Closing costs for which it is responsible under Paragraph 5.

     c. POST-CLOSING. After the Closing Date, Seller agrees that, at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments as may be reasonably necessary to evidence the transfer of the Property.

10. COVENANTS OF PURCHASER.

     Purchaser does hereby covenant and agree as follows:

     a. PRE-CLOSING. Between the date hereof and the Closing Date, Purchaser will not take any action inconsistent with its obligations hereunder.

     b. CLOSING. On the Closing Date; Purchaser agrees that it will deliver the balance of the purchase price due at Closing together with its share of the Closing costs as herein provided.

11. MUTUAL COVENANTS.

     Seller and Purchaser mutually covenant and agree as follows:

     a. FULFILLMENT OF CONDITIONS. If any event should occur, either within or without the knowledge or control of either party, which would prevent fulfillment of the conditions to Closing provided for herein, to use his, its or their reasonable efforts to cure the same as expeditiously as possible;

     b. GOVERNMENTAL CONSENTS. To cooperate fully with each other in taking any actions which are or may be necessary to obtain the consent of any government instrumentality or any third party or to accomplish the transaction contemplated by this Agreement; and

     c. ESCROW INSTRUCTIONS. To execute and deliver written instructions to Escrow Agent if necessary or desirable to complete the purchase and sale of the Property.

12. PURCHASER'S CONDITIONS TO CLOSING.

     The obligation of Purchaser to acquire the Property shall be subject to the satisfaction by Seller or to the waiver by Purchaser of the following conditions:

     a.  SELLER' REPRESENTATIONS AND WARRANTIES.
     Seller's representations and warranties set forth herein shall be true in all material respects at and as of the Closing Date as those made as of the date thereof.

     b. SELLER'S PERFORMANCE. Seller shall have performed all of its obligations hereunder which are required to be performed as of the Closing
     Date.

     c. TITLE APPROVAL. Within fifteen (15) days following the mutual execution of this Agreement, Seller shall cause Chicago Title Insurance Company
     (the Title Company ) to issue a commitment for title insurance (including copies of all exception documents referenced in said commitment) in an amount equal to the purchase price, which commitment shall provide for the issuance of a final title policy as of the Closing Date, subject to no liens or encumbrances, other than those which may be approved by Purchaser (the "Title
     Commitment"). The Title Commitment shall be issued by Chicago Title Insurance Company ("Chicago
     Title"), as the underwriter for the Title Policy to be issued, and prepared through Chicago Title's local agent, Vermillion County Abstract Company.
     Copies of said Title Commitment together with all exception documents shall be delivered to both
     Purchaser and to Purchaser's counsel, at the address set forth in Paragraph 18 below, within said fifteen (15) day period. Within fifteen (15) days following Purchaser's receipt of (i) the Title Commitment, (ii) legible copies of all exception documents referenced in the Title
     Commitment, and (iii) the Survey, Purchaser shall notify Seller of any items referenced in the Title
     Commitment and/or the Survey to which it disapproves. Within ten (10) days of Seller's receipt of Purchaser's objections, Seller shall advise Purchaser in writing as to whether it intends to correct the defects to which Purchaser has objected. If Seller refuses to correct some or all of such defects or fails to notify Purchaser within said ten (10) day period regarding its intentions to correct the disapproved matters, Purchaser shall have fifteen (15) days following the earlier to occur of(i) Purchaser's receipt of Seller's written notice regarding its refusal to correct the disapproved matters or (ii) the expiration of said ten (10) day period, to advise
     Seller of Purchaser's decision to close, notwithstanding the defects, or to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder. In the event Purchaser fails to timely advise Seller of its intention to terminate this Agreement, Purchaser shall be conclusively deemed to have rejected such title and survey defect(s) and shall thereafter have the right to terminate this Agreement. In the event of any such termination, Purchaser shall be entitled to the return of its Earnest Money and the parties shall have no further rights or obligations hereunder.

     d. TITLE POLICY. The Title Company shall issue to
     Purchaser as of the Closing Date, an ALTA Extended
     Owner's Policy of Title Insurance for the Real
     Property (the "Title Policy") with a policy amount of not less than the amount of the Purchase Price insuring Purchaser's interest in the Real Property and subject to no exceptions other than those of the usual printed exceptions which are acceptable to Purchaser (the survey exception, parties in possession and mechanics lien exceptions being specifically unacceptable to Purchaser) and those exceptions to which Purchaser has not objected as provided for in Paragraph 12.c. above.

     f. FEASIBILITY STUDY. Purchaser shall conduct at its sole cost and expense an intensive feasibility study of the Real Property (the "Feasibility
     Study"), which study shall include but not be limited to, (i) reviewing and approving the results of any environmental assessment report which Purchaser may elect to obtain, and all Property Documents required to be provided to Purchaser by Seller, (ii) conducting such engineering and soils studies, utilities investigations, wetlands investigations, if applicable, ALTA surveys and regulatory reviews, as Purchaser deems appropriate to the development of an assisted living facility consistent with the developments plans of Purchaser (the "Facility") and (iii) procuring approval for a Certificate of Need ("CON") for the Real Property in order to permit the construction and operation of the Facility, subject to only such conditions as shall be satisfactory to Purchaser. Within ninety (90) days following the mutual execution of this Agreement (the "Feasibility Period"), Purchaser shall have approved or disapproved the results of said Feasibility Study.

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     Notwithstanding the foregoing, if, despite
     Purchaser's good faith efforts, Purchaser is unable to secure final and non-appealable approval for the issuance of the CON within said ninety
     (90) day period, the Feasibility Period may be extended for up to three (3) consecutive periods of thirty (30) days each in order to permit
     Purchaser the necessary time to procure said CON approval. If at the end of the third such thirty
     (30) day extension, Purchaser determines that it shall need additional time in order to obtain said final approval for the CON, Purchaser shall be permitted to further extend the Feasibility Period as Purchaser determines reasonably necessary provided that, for each additional thirty (30) day extension, the purchase price payable hereunder shall be increased by an amount equal to Five
     Hundred Dollars ($500.00). Any extension of the
     Feasibility Period, as permitted hereunder, shall exercisable by written notice sent to Seller on or before the then current date for the expiration of the Feasibility Period. Seller agrees to grant to Purchaser and/or its agents, consultants and contractors the right to enter the Real Property for the purpose of performing such tests, studies and investigations as Purchaser determines necessary in connection with its Feasibility Study of the Real Property; provided, however, that the activities conducted by Purchaser and/or any of its agents, consultants or contractors shall not materially change or alter the character of the Real Property. Seller further agrees to fully cooperate with Purchaser concerning the components of the Feasibility Study.

     g. ZONING. On or before the Closing Date, Purchaser shall have satisfied itself in its sole and absolute discretion that the development and operation of the Facility on the Real Property is permitted under the Real Property's current zoning designation.

     h. BOARD APPROVAL. Prior to the Closing Date,
     Purchaser shall have obtained the approval of its Board of Directors to the acquisition of the Property pursuant to the terms of this Agreement.

     i.  FINANCING. Prior to the Closing Date,
     Purchaser shall have obtained from an
     institutional lender, or other lender source acceptable to Purchaser, a commitment to provide construction financing for the improvements contemplated to be constructed by Purchaser on the Real Property on such terms and conditions as are acceptable to Purchaser.

     j. READINGS FOR CONSTRUCTION. Upon the Closing
     Date, there shall exist no impediments to the commencement of construction of the improvements contemplated to be constructed by Purchaser such that Purchaser shall be able to commence construction of said improvements immediately following the Closing (e.g. within 48 hours following the Closing Date); excluding, however, impediments resulting from weather conditions,
     Purchaser's inability to timely procure a building permit and other necessary and customary governmental approvals, lack of construction financing or any other impediment which is imposed or caused by, the actions of Purchaser.

13. SELLER'S CONDITIONS TO CLOSING.

     The obligation of Seller to convey the Property to Purchaser shall be subject to the satisfaction by Purchaser or the waiver by Seller of the following conditions:

     a. PURCHASER'S RE REPRESENTATIONS AND WARRANTIES.
     Purchaser's representations and warranties set forth herein shall be true at and as of the Closing Date.

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     b. PURCHASER'S PERFORMANCE. Purchaser shall have
     performed all of its obligations hereunder which are required to be performed as of the Closing
     Date.

14. INDEMNIFICATION BY SELLER.

     Subject to the limitations set forth in Paragraph
16, Seller shall indemnify, defend and hold Purchaser harmless from and against:

     a. OBLIGATIONS EXISTING AS OF CLOSING DATE. Any and all obligations relating to ownership of the Property which exist as of the Closing Date, except to the extent that such obligations relate to a breach by Seller of a representation, warranty or covenant set forth in this Agreement, including, but not limited to, the representations and warranties with respect to the environmental condition of Real Property set forth in Paragraph
     7.f., in which case Seller's obligation to indemnity, defend and hold harmless Purchaser shall be as set forth in Paragraph 14.b. ;

     b. BREACH F REPRESENTATIONS AND WARRANTIES. Any and all damage, loss, or liability resulting from any material breach of any representation, warranty or covenant made by Seller in this Agreement or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to Purchaser hereunder;

     c. FEES AND EXPENSES. Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorneys' fees, incident to any of the foregoing.

     For purposes of Paragraph 14.a., an obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occurred prior to the Closing
Date even if it is not asserted until after the Closing
Date.

15. INDEMNIFICATION BY PURCHASER.

     Subject to the limitations set forth in Paragraph
16, Purchaser shall indemnify, defend and hold Seller harmless from and against:

     a. OBLIGATIONS ACCRUING AFTER THE CLOSING DATE.
     Any and all obligations relating to the ownership of the Property accruing on or after the Closing
     Date;

     b. BREACH OF REPRESENTATION AND WARRANTIES. Any and all damage, loss or liability resulting from a material breach of any representation, warranty or covenant of Purchaser in this Agreement or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to Seller hereunder; and

     c. FEES AND EXPENSES. Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorneys' fees, incident to any of the foregoing.

16. TERMINATION.

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     a. TERMINATION BY PARTIES. This Agreement may be
terminated and the transaction contemplated herein abandoned at any time prior to Closing:

          (i) By mutual agreement of the parties;

          (ii) By Seller, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

          (iii) By Purchaser, if any of the conditions set forth in Paragraph 12 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

          (iv) By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder; or

          (v) If the Closing has not occurred by May
     31,1997; subject, however, to any extensions to the Closing Date by reason of extensions to the Feasibility Period as provided for in Section 12.
     f. above.

     b. MATERIAL DAMAGE OR DESTRUCTION. In the event that prior to the Closing Date, a material portion of the Real Property shall have been damaged or destroyed or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller which notice must be delivered within ten (10) days after Purchaser receives notice of such damage, destruction or condemnation. In the event Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in the connection therewith. In the event Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest Money.

     c. WRITTEN NOTICE. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 16.a. on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach.
     The Closing Date shall be postponed, if necessary, to afford such opportunity to cure.

     d. SELLER'S LIQUIDATED DAMAGES. In the event of the termination of this Agreement by Seller as a result of a material breach by Purchaser occurring at any time following the expiration of the Feasibility Period with respect to any of Purchaser's obligations hereunder Seller's sole remedy shall be to terminate this Agreement and to retain Purchaser's Earnest Money as full and complete liquidated damages, the parties acknowledging and agreeing that the amount of damages which Seller may incur as a result of such termination may be difficult to ascertain and that the amount of the Earnest Money is a reasonable and fair estimate thereof, after which the parties shall have no further rights or obligations hereunder.

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

     e. PURCHASER'S REMEDIES. In the event of the termination of this Agreement by Purchaser as a result of a material breach by Seller of its obligations hereunder, Purchaser shall have the right either to (i) terminate this Agreement and receive a full refund of its Earnest Money, together with all interest accrued thereon, after which neither party shall have any further rights or obligations hereunder or (ii) seek specific performance of Seller's obligations hereunder or damages for Seller's breach of its obligations hereunder. In the event of the termination of this Agreement by Purchaser as a result of a failure of any of the Purchaser's conditions as set forth in Paragraph 12 above, Purchaser shall be entitled to a full refund of its Earnest Money, together with all interest accrued thereon; provided, however, in the event Purchaser terminates this Agreement as a result of the failure of any of Purchaser's conditions hereunder and Seller's in not in default hereunder, Purchaser shall reimburse
     Seller for the actual verifiable cost incurred by Seller for the preparation of the Survey (not to exceed $2,500.00).


17. BROKER.

     Seller shall be responsible for any fees or commissions claimed to Mr. Lester Fahey (the "Broker") in connection with this Agreement and shall pay such fees or commissions from the sale proceeds at the time of Closing to Mr. Lester Fahey or to others at his direction. Each party agrees to pay any commission or finder's fee which may be due on account of this Agreement to any other broker or finder employed by it
(other than the Broker, whose commission is the responsibility of Seller) and each party agrees to indemnify the other party against any claim for any commission made by any broker allegedly employed by it.

18. NOTICES.

     Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

     To Seller:         Elks Lodge No. 332
                        c/o William L. Townsley, Esq.
                        Sebat Swanson Banks Garman &
                     Townsley
                        139 North Verznillion Street
                        Danville, Illinois 61832
                        Telephone No.: (217) 443-0255
                        Facsimile No.: (217) 443-0263

     To Purchaser:  South Bay Partners, Inc.
                        5720 LBJ Freeway, Suite 450
                        Dallas, Texas 75240-6339
                        Attention: Mr. Craig Spaulding
                        Telephone No.: (214) 702-8183
                        Facsimile No.: (214) 458-2233

     With a copies to:   The Nathanson Group
                       1411 Fourth Avenue, Suite 905
                       Seattle, Washington 98101
                       Attention: V. Anthony Unan, Esq.

                       Telephone No.: (206) 623-6239
                       Facsimile No.: (206) 623-1738

Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile
(and confirmed verbally or by mail as aforesaid).

19. AMENDMENT AND MODIFICATION.

     This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

20. ASSIGNMENT.

     Purchaser shall have the right to assign its rights and delegate its obligations hereunder, without the prior written consent of Seller, provided that the assignee agrees in writing to assume all of the obligations of Purchaser hereunder from and after the effective date of said assignment. In the event of any such assignment, Seller agrees that South Bay Partners, Inc. shall be relieved and released from any and all further obligations and/or liability hereunder. In the event of any such assignment, all of the references to Purchaser herein shall be deemed to be references to Purchaser's assignee, the representations set forth in Paragraph 8 shall be revised accordingly and the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against said assignee. Without limiting the generality of the foregoing, Seller acknowledges that Purchaser is contemplating assigning its rights and delegating its obligations hereunder to Emeritus Corporation, a Washington corporation.

21. WAIVER.

     The waiver by any party of any breach of any of the provisions of this Agreement shall not constitute a continuing waiver or a waiver of any subsequent breach of any provision of this Agreement.

22. INCORPORATION BY REFERENCE.


     Each recital set forth and exhibit referenced in this Agreement is incorporated and becomes an integral part of this Agreement.

23. CAPTIONS.

     The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

24. SURVIVAL.

     This Agreement shall survive the Closing Date and thereafter remain binding on both Seller and Purchaser.

25. ATTORNEYS' FEES.

     If any litigation or other proceedings are commenced between parties to this Agreement regarding the rights and duties of any party pursuant to, related to or arising from this Agreement, then the prevailing party with respect to the litigation or other proceedings, shall be entitled, in addition to the relief granted, a reasonable sum for attorneys' fees and costs of the litigation or other proceedings.

26. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

27. SEVERABILITY.

     Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

28. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.







[Signatures of the parties on following page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth opposite each patty's signature below and the last date of execution shall be deemed the date of "mutual execution" as such term is used herein.


Purchaser:                              SOUTH BAY
PARTNERS, INC.,
                              a Texas corporation

Dated: 10/4/96                          By:  /s/ Craig
Spaulding,

--------------------------------------
                                      President

Seller:                       ELKS LODGE NO. 332, BPOE,
                              an Illinois corporation

Dated: 10/4/96






























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